Exhibit 99.1

For more information, contact:
Joseph W. Kiley III, President and Chief Executive Officer
Rich Jacobson, Executive Vice President and Chief Financial Officer
(425) 255-4400

First Financial Northwest, Inc. Announces

Receipt of Federal Deposit Insurance Corporation Approval for Transaction with Global Credit Union

Renton, Washington – August 12, 2024 – First Financial Northwest, Inc. (the “Company”) (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the “Bank”), announced today that they received the required regulatory approval from the Federal Deposit Insurance Corporation (“FDIC”) for Global Federal Credit Union (“Global”) to acquire substantially all of the assets and assume substantially all of the liabilities (including deposit liabilities) of the Bank (the “Asset Sale”), on the terms and subject to the conditions of the Purchase and Assumption Agreement, dated as of January 10, 2024, by and among the Company, the Bank and Global. The Company previously announced that the Bank had received approval from the Washington State Department of Financial Institutions. The Company shareholders approved the transaction at a special meeting of shareholders held on July 19, 2024.

The consummation of the Asset Sale remains subject to Global receiving the required regulatory approval from the National Credit Union Administration (“NCUA”), which has not yet been obtained. The Company cannot provide any assurance as to whether the required final regulatory approval from the NCUA will be received, when such approval will be received, or whether there will be conditions to such approval that are unacceptably burdensome to the Company or Global.

First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank; an FDIC insured Washington State-chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through 15 full-service banking offices. For additional information about us, please visit our website at ffnwb.com and click on the “Investor Relations” link at the bottom of the page.

Forward-looking statements:

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, assumptions and statements about, among other things, our pending transaction with Global Federal Credit Union (“Global”) whereby Global, pursuant to the definitive purchase and assumption agreement (the “P&A Agreement”), will acquire substantially all of the assets and assume substantially all of the liabilities of the Bank, expectations of the business environment in which we operate, projections of future performance or financial items, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based on current management expectations and may, therefore, involve risks and uncertainties. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or all of the parties to terminate the P&A Agreement; delays in completing the P&A Agreement; the failure to obtain all necessary regulatory approvals or to satisfy any of the other conditions to the Global transaction, including the P&A Agreement, on a timely basis or at all; delays or other circumstances arising from the dissolution of the Bank and the Company following completion of the P&A Agreement; diversion of management’s attention from ongoing business operations and opportunities during the pending Global transaction; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the Global transaction; potential adverse impacts to economic conditions in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth; changes in the interest rate environment, including the recent increases in the Federal Reserve benchmark rate and duration at which such increased interest rate levels are maintained, which could adversely affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; the impact of continuing high inflation and the current and future monetary policies of the Federal Reserve in response thereto; the effects of any federal government shutdown; increased competitive pressures; legislative and regulatory changes; the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform several of our critical processing functions; effects of critical accounting policies and judgments, including the use of estimates in determining the fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports filed with or furnished to the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC’s website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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